EXHIBIT 10.14

MORTGAGE

WISE RECYCLING WEST, LLC, for consideration paid, grant,                  to TOMBRA of North America Finance Corporation whose address is 480 Lordship Boulevard, Stratford, Connecticut, 06615 the following described real estate at 4300 Ellison N.E., Albequerque, Bernalillo County, New Mexico, as more particularly described in Exhibit “A” attached.

With mortgage covenants

This mortgage secures the performance of the following obligations:

(Have attached a copy of a summarized rate or either obligation.)

See Exhibit “B” attached

and is upon the Statutory Mortgage conditions for breach of which is subject to for closure as provided by law: The amount specified for insurance as provided in the Statutory Mortgage condition is $720,000.00 and the maximum $2,000,000.00 to be insured against (and) other risks

Witness                  hand                  and seal                  this 5th day of December, 2002

Wise Recycling West, LLC	(Seal)	(Seal)

/s/ Gary R. Curtis	(Seal)	(Seal)
By: Gary R. Curtis, Vice President

ACKNOWLEDGEMENT FOR NATURAL PERSONS

STATE OF NEW MEXICO	)
) ss:
COUNTY OF	)

This Instrument was acknowledged before me on , 20 by

My Commission Expires:

(Seal)

FOR RECORDER’S USE ONLY	ACKNOWLEDGEMENT FOR CORPORATION

	STATE OF NEW MEXICO	)
) ss:
	COUNTY OF BERNALILLO	)

This Instrument was acknowledged before me on December, 2002 by Gary E. Curtis

Vice President of Wise Recycling West, LLC (title of officer) (corporation acknowledgment)

a Delaware LLC corporation, on behalf of said corporation.
/s/ Jeanne E. McGavick
NOTARY

OFFICIAL SEAL Jeanne G. McGavick Notary Public Sate of New Mexico My commission expires on 4-27-06 (seal)

EXHIBIT 10.14

EXHIBIT A

Tract lettered D-1-C-2-a of the Subdivision Map for Tracts D-1-B-1 and D-1-C-2A; INTERSTATE INDUSTRIAL TRACT, as the same is shown and designated on the said subdivision map, filed in the office of the County Clerk of Bernalillo County, New Mexico on August 15, 1989, in Plat Book C39, page 142, re-recorded August 23, 1989, in Plat Book C39, folio 156, as Document No. 89-73281, and being more particularly described as follows:

BEGINNING at the Northeast corner of said Tract “D-1-C-2A, said corner being a point on the Southerly right-of-way of Ellison Street, N.E. thence leaving said right-of-way and running thence along the Easterly boundary of Tract “D-1-C-2-A”, S 00 deg 03’20” E, 560.00 feet to the Southeast corner of said Tract “D-1-C-2A”; thence

N 89 deg. 49’40”W, 210.02 feet to the Southwest corner of said Tract “D-1-C-2-A”; thence

N 00 deg. 03’20” W, 560.00 feet to the Northwest corner of said Tract “D-1-C-2-A”, said corner being a point on the Southerly right-of-way of Ellison Street, N.E., thence running along the Northerly boundary of said Tract “D-1-C-2-A” and also along said right-of-way,

S 89 deg. 49’40”E. 210.02 feet to the point and place of beginning.